DRAFT OF 06-05-97


                    As filed with the Securities and Exchange Commission on ____________June 9, 1997
                                  REGISTRATION NO. 333-


                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                                FORM S-3
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933


                       THE LIPOSOME COMPANY, INC.
         (Exact name of registrant as specified in its charter)


             DELAWARE                                       22-2370691
   (State or other jurisdiction                                  (I.R.S.
Employer
of incorporation or organization)                                Identification
No.)

                            One Research Way
                       Princeton Forrestal Center
                      Princeton, New Jersey  08540
                             (609) 452-7060
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            Charles A. Baker
                  Chairman and Chief Executive Officer
                       The Liposome Company, Inc.
                            One Research Way
                       Princeton Forrestal Center
                      Princeton, New Jersey  08540
                              609-452-7060
       (Name, address, including zip code, and telephone number,
               including area code, of agent for service)


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. o
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. x
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. o _________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. o _________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o


                    CALCULATION OF REGISTRATION FEE